                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES
                                 ------------

Name                                                       Jurisdiction
----                                                       ------------

LARALEV, INC.                                                Delaware

Advance Trucking Corporation                                 Virginia

Western Auto Supply Company                                  Delaware
(Western Auto Supply Company
operates auto parts stores through
2 wholly-owned subsidiaries
organized in Delaware)

Western Auto Supply Company                                  Ontario

WASCO Insurance Agency                                       Missouri